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Exhibit 5.3

May 3, 2019

CONSENT OF NEIL BURNS

United States Securities and Exchange Commission

Ladies and Gentlemen:

I, Neil Burns, M.Sc, P.Geo., Vice President, Technical Services, Wheaton Precious Metals Corp. currently and at the time of production of the referenced Technical Report herein, hereby consent to the use of and reference to my name, and the inclusion and incorporation by reference in the Registration Statement on Form F-10 of Wheaton Precious Metals Corp. of the information approved by me, that I supervised the preparation of or reviewed by me that is of a scientific or technical nature and to all other references to such information included or incorporated by reference in the Registration Statement on Form F-10 of Wheaton Precious Metals Corp.

Additionally, I hereby consent to the reference to and use of the technical report with an effective date of December 31, 2017, which is entitled "Salobo Copper-Gold Mine Carajás, Pará State, Brazil — Technical Report" (the "Technical Report") in the Registration Statement on Form F-10 of Wheaton Precious Metals Corp.

Yours truly,

/s/ Neil Burns Neil Burns, MSc, P.Geo. Vice President, Technical Services Wheaton Precious Metals Corp.

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  Exhibit 5.3
CONSENT OF NEIL BURNS